Exhibit 10.1

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (the “Agreement”) was entered into on August 23, 2019 in Beijing, China by and between:

Party A: Beijing Quhuo Information Technology Co., Ltd.

Address: [REDACTED]

Party B: Beijing Quhuo Technology Co., Ltd.

Address: [REDACTED]

Party A and Party B are hereinafter individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS:

1.

Party A is a limited liability company registered in the People’s Republic of China (“China”, for the purpose of this Agreement only, it excludes Hong Kong, Macao and Taiwan), whose primary business includes technology development, technical consultation, technology transfer, technology promotion and technical services; computer services; basic software services; software consultation; self-developed products selling; economic and trade consultation; enterprise planning and design; market research; business management consultation. (An enterprise may choose business items and carry out business activities on its own in accordance with laws. Business activities that are subject to approval should not be carried out unless such approval is obtained from relevant departments. Enterprises shall not engage in business activities prohibited or restricted by the industrial policies of the city);

2.

Party B is a limited liability company registered in China, whose primary business includes computer software technology development, technical consultation, technical services, technical training, technology transfer, computer system integration, design, manufacture, agency and issuance of advertising, conference services, catering management, economic and trade consultation, organization of cultural and artistic exchange activities (excluding performance agents); domestic freight forwarding service, selling self-developed software products, building-cleaning service, family labor service. All business activities conducted and developed by Party B and its controlled subsidiaries (including subsidiaries controlled by Party B as updated from time to time during the term hereof, similarly hereinafter) at present and at any time during the term hereof are hereinafter collectively referred to as “Primary Business.”

3.

Party A agrees to take advantages of its resources, technology and information to provide exclusive technical services, technical consultation and other services (see below for the specific scope) to Party B and its controlled subsidiaries during the term hereof, and Party B agrees to accept such services provided by Party A and/or its designated party.

THEREFORE, Party A and Party B have reached the following agreement through mutual consultation:

1.	Provision of Services by Party A

1.1

In accordance with the terms and conditions hereof, Party B hereby entrusts Party A as the exclusive service provider of Party B to provide comprehensive business support, technical services and consultation services to Party B during the term hereof, specifically including all or part of the services within the business scope of Party B as determined by Party A from time to time, including but not limited to technical services, technical consultation, professional training, business consultation, intellectual property license, market consultation, management consultation services related to the business operation of Party B, and other consultation and services related to the above as required by Party B from time to time and to the extent permitted by the Laws of China (the “Services”).

1.2

Party B agrees to accept the consultation and Services provided by Party A. Party B further agrees, unless with the prior written consent of Party A, during the term hereof, for the purpose hereof, Party B shall not and shall cause the controlled subsidiaries not to accept any other consultation and/services provided by any third party other than the cooperating bank, nor shall they cooperate with any third party other than the cooperating bank. Party A may designate another Party (such designated Party may sign this Agreement and the agreement provided in Article 1.4 in whole or in part) to provide Party B with the consultation and/or Services hereunder.

1.3

To ensure that party B meets the requirements of cash flow in daily operation and/or offset any losses arising therefrom, Party A may, at its own discretion, provide financial support to Party B (only to the extent permitted by the Laws of China) regardless of whether Party B actually suffers from any such operational losses. Party A may provide financial support to Party B by means of loan permitted by Laws of China (as defined below) and both Parties shall separately sign such loan contract.

1.4	Method for Providing Services

(1)

Party A and Party B agree that, during the term hereof, both Parties may directly, or through their respective affiliates with the ability and resources to provide the corresponding Services, sign other technical service agreements and consultation service agreements for the purpose of providing the Services to Party B, and agree on the specific contents, methods, personnel and costs of specific services.

(2)

To perform this Agreement, Party A and Party B agree that, with the term hereof, both Parties may directly, or through their respective affiliates, sign the intellectual property license agreements (including but not limited to trademark, software, copyright, patent and technology secret), which shall allow Party B to use relevant intellectual property of Party A at any time as required by Party B in conducting its business.

(3)

To perform this Agreement, Party A and Party B agree that, during the term hereof, both Parties may directly, or through their respective affiliates, sign the lease agreement for equipment, plant or office, which shall allow Party B to use relevant equipment, plant or office of Party A at any time as required by Party B in conducting its business.

(4)

To perform this Agreement, Party A and Party B agree that, during the term hereof, both Parties may directly, or through their respective affiliates, sign other agreement for the purpose of providing Services to Party B.

(5)	Party A may, at its own discretion, subcontract all or part of the Services to be provided to Party B hereunder to any third party capable of providing the corresponding Services and resources.

1.5	For the purpose of providing Services pursuant to this Agreement, Party A and Party B shall promptly communicate and exchange various information related to their business and/or clients.

The Services provided by Party A herein are exclusive. For Services provided by any third party with the same or similar nature as those provided by Party A, Party B may continue to perform such agreements provided that they are permitted by Party A in writing. For agreements disapproved by Party A, Party B shall immediately rescind such agreements with any third party and bear any expenses and liabilities arising from the rescission thereof. Party B shall continue to perform other contracts or legal documents that stipulate obligations of Party B, and shall not change, modify or terminate such contracts or legal documents without written consent of Party A.

1.6	To clarify the rights and obligations of both Parties and to cause the effective implementation of the said service agreements, both Parties agree to, subject to the Laws of China:

(1)	Party B shall operate in accordance with the advice or suggestions under the Services provided in Article 1.1 hereof.

(2)

Except for the retention of the original directors and supervisors of Party B as agreed by Party A, Party B is obliged to appoint the person recommended by Party A as the director of Party B, and appoint the senior managers recommended and employed by Party A as its general manager, chief financial officer and other officers to supervise the business and operation of Party B in accordance with the procedures as required by the laws of China (including any laws, regulations, rules, notices, interpretations or other binding documents issued before or after the execution hereof by the central or local legislative, administrative or judicial authorities, collectively, the “Laws of China”). Under the premise of complying with the Laws of China, except for reasons of retirement, resignation, incompetence or death, Party B shall not dismiss the directors, supervisors and/or officers of the Company recommended by Party A for any other reason without the prior written consent of Party A.

(3)	Party B agrees to cause the directors, supervisors and officers of Party B to exercise their functions and powers under laws, regulations and Articles of Association as directed by Party A.

(4)	Party A is entitled to set up and adjust the organizational structure of Party B and conduct human resource management.

(5)

Party A is entitled to carry out the business related to the Services in the name of Party B, and Party B shall provide all necessary support and convenience for Party A to carry out the business smoothly, including but not limited to providing Party A with all necessary power of attorney for the provision of the relevant Services.

(6)

Subject to the Laws of China, Party A is entitled to check the accounts of Party B in a regular manner or at any time, and Party B shall keep the accurate accounts up to date and provide Party A with its accounts as required by Party A. during the term hereof, Party B agrees to cooperate with Party A and its (direct or indirect) shareholders in audit (including but not limited to related transaction audit and other types of audit), and provide Party A, its (direct or indirect) shareholders and/or entrusted auditors with relevant information and materials concerning the operation, business, customers, finance and employees of Party A, and agree to disclose such information and materials to the shareholders of Party A in order to meet the requirements of securities regulation.

(7)

Party B agrees to provide relevant certificates and official seals that are important to its daily operation, including the business license, official seal, contract seal, special financial seal and legal representative seal of Party B, to the executive director, legal representative, manager and/or other officers recommended by Party A and appointed by Party B in accordance with legal procedures.

1.7

The Parties agree that the Services provided by Party A to Party B hereunder are also applicable to the subsidiaries controlled by Party B, and Party B shall cause tits controlled subsidiaries to exercise their rights and perform their obligations in accordance with the provisions hereof.

2.	Calculation and Payment Method of Service Fee, Financial Statements, Audit and Tax

2.1

During the term hereof, provided that the Services provided by Party A pursuant to this Agreement do not violate the mandatory provisions of Laws of China, Party B and its controlled subsidiaries shall, at the end of each financial year, pay all of its net profits and the profits of its subsidiaries (including accumulated income from the Previous Fiscal Year) as service fee (the “Service Fee”) to Party A after making up the losses in previous years (if necessary) and deducting the necessary costs, expenses, taxes and fees incurred in the corresponding financial year and drawing the statutory reserve fund that must be drawn in accordance with law. Party A is entitled to determine the said deductible items. The amount of such Service Fee shall be determined by Party A. The calculation method and adjustment shall subject but not limited to the following factors, and Party A is entitled to adjust the Service Fee at its sole discretion without the consent of Party B: (a) complexity of technical consultation and other Services provided by Party A; (b) the time limits required by the personnel of Party A to provide such technical consultation and other Services; (c) the specific content and business value of technical consultation and other services provided by Party A; (d) the market price of the same kind of service. The above Service Fee shall be transferred to the bank account designated by Party A by remittance or other means agreed by both Parties after Party A issues the payment instructions to Party B. Party A may change such payment instructions from time to time. Both Parties agree that the payment of the above Service Fee shall in principle not make the operation of any Party difficult in the current year. For the above purposes, and within the limits of realizing the above principles, Party A is entitled to agree to postpone the payment of Party B to avoid any financial difficulties of Party B. Party A is also entitled to make any other adjustment to the Service Fee as it thinks reasonable, with a prior written notice.

2.2

Party A agrees that, during the term hereof, it shall enjoy all economic benefits and bear all risks arising from any business of Party B. Party A shall provide financial support to Party B in a manner permitted by the Laws of China in case of any operating loss or serious operating difficulties of Party B. In the event of any of the foregoing circumstances, only Party A is entitled to decide whether Party B shall continue to operate its business, and Party B shall unconditionally recognize and agree to such decision made by Party A.

2.3

Party B shall, within 90 days after the end of each fiscal year (the “Previous Fiscal Year”) provide Party A with an audited consolidated financial statement for the Previous Fiscal Year, which shall be audited by an independent certified public accountant approved by Party A. If the audited financial statement shows that there is any deficiency in the total amount of Service Fee paid to Party A in the Previous Fiscal Year, Party B shall make up the difference to Party A within 5 business days after any Party discovers the difference.

2.4	Party B shall prepare financial statements as required by Party A in accordance with applicable laws, generally accepted accounting standards and business practices.

2.5

Upon prior notice of Party A, Party A and/or its designated auditor are entitled to review the relevant books and records of Party B at its main office and make copies of such books and records as required to verify the accuracy of the income and statements of Party B. Party B shall provide relevant operation, business, clients, finance, employees and other information and materials as required by Party A, and agree that Party A or its direct or indirect shareholders may disclose or make public such information and materials when necessary.

2.6	The tax burden arising from the execution hereof shall be borne by both Parties.

3.	Intellectual Property, Confidentiality Clauses and Non-competition

3.1

To perform this Agreement, Party A and Party B agree that, during the term hereof, both Parties may sign intellectual property license agreement (including but not limited to: software copyrights, trademarks, copyrights, patents, technical secrets, trade secrets and others), which may allow Party B to use relevant intellectual property rights of Party A free of charge as required by Party B in conducting its business, or where necessary, Party A agrees to transfer part of its intellectual property to Party B or register such intellectual property rights under the name of Party B.

3.2

Unless agreed by Party A, any rights, ownerships, interests and intellectual property arising or created from the operation of Party B and its controlled subsidiaries during the performance hereof and based on the consultation services provided by Party A to Party B and its controlled subsidiaries, including but not limited to all present and future copyrights, trademarks, trade names, brands, trade secrets, all associated goodwill, domain names and any other similar rights (“Such Rights”), whether they are developed by Party A or Party B, shall be exclusively enjoyed by Party A. Party B shall not claim any Such Rights against Party A. Party B shall sign all documents necessary to make Party A the owner of Such Rights and take all actions necessary to make Party A the owner of Such Rights. Party B warrants that Such Rights are free from any defects or encumbrances and shall indemnify Party A for any losses caused by such defects or encumbrances (if any).

3.3	Without the written consent of Party A, Party B shall not and shall cause its controlled subsidiaries not to transfer, mortgage, license or otherwise dispose of any Such Rights.

3.4

Party B shall, in accordance with the instructions of Party A from time to time, dispose of Such Rights, including but not limited to transfer or authorize Such Rights to Party A or its designated persons without violating Laws of China.

3.5

Both Parties agree that, this Agreement, its contents and any oral or written information exchanged in connection with this Agreement shall be confidential information. Party B shall keep all such information confidential and shall not disclose any relevant information to any third party without the written consent of Party A, except for: (a) such information known to the public (but not disclosed by any of the receiving Parties); (b) information required for disclosure by applicable law or any rules or requirements of the stock exchange; or (c) the information that Party B needs to disclose to its legal or financial consultants in connection with the transactions hereunder, and such legal or financial consultants shall also be subject to the duty of confidentiality similar to the obligations in this Article. The disclosure of any confidential information by any personnel or institutions employed by Party B shall be deemed as the disclosure of such confidential information by Party B, and Party B shall bear legal liability for the breach. This Article shall survive after the termination hereof for any reason.

3.6

Party B shall not sign any document or make any commitment that conflict with such legal documents as any agreements signed and being performed by Party A. Party B shall not, by act or omission, cause conflicts of interest between Party B and Party A and its shareholders. In case of such conflict of interest (Party A is entitled to unilaterally determine whether such conflict of interest arises), Party B shall take measures to eliminate it as soon as possible with the consent of Party A. If Party B refuses to take measures to eliminate such conflict of interests, Party A is entitled to exercise the equity purchase right under the Exclusive Call Option Agreement signed with Party B and its existing shareholders on the signing date hereof.

3.7	During the term hereof, all client information and other relevant materials related to the business of Party B and the Services provided by Party A shall be owned by Party A.

3.8	The Parties agree that Article 3 shall remain in effect whether or not this Agreement is modified, rescinded or terminated.

4.	Representations and Warranties

4.1	Party A represents and warrants that:

(1)

Party A is a company duly registered and validly existing under the Laws of China. It has full and independent legal status and legal capacity, and has obtained appropriate authorization to execute, deliver and perform this Agreement, and can act as a subject of litigation independently.

(2)

The execution and performance by Party A of this Agreement is within its legal person status and business scope. It has the necessary licenses, records and qualifications to provide the Services agreed herein. Party A has taken all necessary corporate actions, acquired all appropriate authorizations, and obtained all necessary consents and approvals from any third party or government authority, to complete the transaction contemplated hereunder without violating any laws or other restrictions binding upon or affecting it.

(3)	This Agreement, upon its execution and delivery, shall constitute legal, valid obligations binding upon Party A, and shall be enforceable in accordance with the terms hereof.

(4)

There is no existing and pending litigation, arbitration or other judicial or administrative proceedings that will affect Party A’s ability to perform its obligations hereunder, and, to the knowledge of Party A, no one threatens to take such action.

(5)

Party A has disclosed to Party B all the contracts, government approvals, licenses or documents that may materially and adversely affect its ability to fully perform its obligations hereunder or bind its assets or business. There is no misrepresentation or omission of any important facts in the documents previously provided by Party A to Party B.

4.2	Party B represents and warrants as follows:

(1)

Party B is a company duly registered and validly existing under the Laws of China. It has full and independent legal status and legal capacity, and has obtained appropriate authorization to execute, deliver and perform this Agreement, and can act as a subject of litigation independently.

(2)

Party B’s acceptance of the Services provided by Party A will not violate Laws of China. The execution and performance by Party B of this Agreement is within its legal person status and business scope. Party B has taken all necessary corporate actions, acquired all appropriate authorizations, and obtained all necessary consents, approvals from, and completed all necessary filing with, any third party or government authority without violating any laws or other restrictions binding upon or affecting it.

(3)	This Agreement, upon its execution and delivery, shall constitute legal, valid obligations binding upon Party B, and shall be enforceable in accordance with the terms hereof.

(4)

There is no existing and pending litigation, arbitration or other judicial or administrative proceedings that will affect Party B’s ability to perform its obligations hereunder, and, to the knowledge of it, no one threatens to take such action. If any litigation, arbitration or other judicial or administrative penalty is, or is likely to be, filed or imposed in connection with its assets, business or income, Party B shall immediately notify Party A upon becoming aware of such litigation, arbitration or other judicial or administrative penalty.

(5)

Party B has disclosed to Party A all the contracts, government approvals, licenses or documents that may materially and adversely affect its ability to fully perform its obligations hereunder or bind its assets or business. There is no misrepresentation or omission of any important facts in the documents previously provided by Party B to Party A.

(6)

Party B shall, in accordance with the provisions hereof, fully pay the Service Fee to Party A in a timely manner and maintain the continued validity of the licenses and qualifications related to the business of Party B and its subsidiaries during the period of Service. In all matters necessary for Party A to effectively perform its duties and obligations hereunder, Party B shall provide full cooperation and actively cooperate with the Services provided by Party A, and accept reasonable opinions and suggestions from Party A on the business of Party B and its subsidiaries.

(7)

From the date hereof, without prior written consent of Party A, Party B shall not, and shall cause its subsidiaries not, sell, transfer, mortgage or otherwise dispose of any of its assets (except for the assets with a value not exceeding RMB 1million in the ordinary course of business), business, management rights or legitimate rights and interests in income.

(8)

Without prior written consent of Party A, Party B shall not, except for the reasonable expenses incurred in the ordinary course of business, pay any expenses to any third party, nor shall it exempt any liabilities of any third party, or borrow or lend loans to/from any third party, or provide any guarantee or security to any third party, or allow any third party to create any other security interest on its assets or interests.

(9)

From the date hereof, without prior written consent of Party A, Party B shall not, and shall cause its subsidiaries not, incur, inherit, warrant or permit the existence of any debt (except for the debts with a value not exceeding RMB1 million in the ordinary course of business).

(10)

From the date hereof, without prior written consent of Party A, Party B shall not, and shall cause its subsidiaries not, sign any material contracts (except the contracts with a value not exceeding RMB 1 million signed in ordinary course of business), or sign any other contract, agreement or arrangement in conflict with this Agreement or which may prejudice the rights and interests of Party A hereunder.

(11)

Party B shall not, by act or omission, cause conflicts of interest between it and Party A and its shareholders. In case of such conflict of interest (Party A is entitled to unilaterally determine whether such conflict of interest arises), it shall take measures to eliminate it as soon as possible with the consent of Party A.

(12)

From the date hereof, without prior written consent of Party A, Party B shall not, and shall cause its subsidiaries not, merger or form a joint entity with any third party, invest in or acquire any third party, or to be invested, acquired, or controlled, increase or decrease its registered capital, or otherwise change its corporate form or registered capital structure, or accept investment or capital increase from existing shareholders or a third party, or liquidate or dissolve itself.

(13)

To the extent permitted by the Laws of China, Party B shall appoint directors, supervisors and/or officers recommended by Party A. Party B shall not refuse to appoint any person recommended by Party A for any other reason unless it obtains prior written consent from Party A or has other legal reasons.

(14)

Party B holds any and all government permissions, licenses, authorizations and approvals necessary to conduct its business during the term hereof and shall ensure that all such government permissions, licenses, authorizations and approvals shall continue to be valid and legally valid throughout the term hereof. If, during the term hereof, any and all government permissions, licenses, authorizations and approvals required by Party B in conducting its business need to be changed and/or added due to the changes of regulations of the relevant government departments, Party B shall make such changes and/or supplement as required by relevant laws.

(15)

Party B shall promptly inform Party A of any circumstances that may have a material adverse effect on its business and operations, and shall make its best efforts to prevent the occurrence of such circumstances and/or the expansion of losses.

(16)

Without prior written consent of Party A, Party B and/or its subsidiaries shall not modify the Articles of Association, or change the Primary Business, or make major adjustments to the business scope, model, profit model, marketing strategy, business policy or client relationship.

(17)

Without prior written consent of Party A, Party B and/or its subsidiaries shall not enter into any partnership or joint venture or profit-sharing arrangement, or any other arrangements to effect profits transfer or profit-sharing in the form of royalties, service fees or consultancy fees, with any third party.

(18)	At the request of Party A from time to time, Party B shall provide Party A with information concerning its business management and financial status.

(19)	Without prior written consent of Party A, Party B shall not declare or distribute dividends or any other benefits to its shareholders.

(20)

Party B shall provide Party A with any technology or other information that Party A deems necessary or useful for providing the Services hereunder, and allow Party A to use its relevant facilities, materials or information that Party A deems necessary or useful for providing the Services hereunder.

(21)	Without prior written consent of Party A, Party B shall not change, replace or remove any of its directors, supervisors or officers.

(22)	Without prior written consent of Party A, Party B shall not dissolve itself, or liquidate or distribute the remaining properties.

5.	Effectiveness and Term

This Agreement shall take effect from the date of signing by both Parties. Unless terminated in accordance with Article 6.2 hereof, this Agreement shall remain valid for 10 years and Party A may choose to renew this Agreement upon expiry. If Party A fails to confirm the renewal hereof upon the expiration, this Agreement shall be automatically renewed until Party A delivers a letter confirming the renewal period hereof.

6.	Termination

6.1	Unless renewed in accordance with relevant terms hereof, this Agreement shall be terminated on the date of expiration.

6.2	This Agreement shall be terminated under any of the following circumstances:

(1)

If Party B is bankrupt, liquidated, terminated or dissolved according to law during the term hereof, this Agreement shall be terminated on the effective date of such bankrupt, liquidation, termination or dissolution.

(2)

All equity of Party B is transferred to Party A and/or its designated Party in accordance with the Exclusive Call Option Agreement signed between both Parties and the existing shareholder of Party B on August 23, 2019, and relevant industrial and commercial registration is completed;

(3)

This Agreement shall be terminated on the date on which Party A and/or its designated Party have directly held all the equity of Party B, legally engaged in its business and formally registered as the shareholders of Party B in accordance with the Laws of China;

(4)	At any time during the term hereof, Party A shall terminate this Agreement by giving Party B a written notice 30 days in advance, on the expiry date of such written notice;

(5)	This Agreement shall be early terminated in accordance with Article 7 hereof.

6.3

During the term hereof, Party B shall not unilaterally rescind this Agreement. If Party A terminates this Agreement in accordance with Article 6.2(4) above, it shall not be liable for any breach of contract for its unilateral rescission hereof.

6.4	After the termination of this Agreement, the rights and obligations of both Parties under Article 3, 7, 8, 10, 11 and 16.3 shall remain effective.

6.5

Early termination or expiration of this Agreement for any reason shall not release either Party from all payment obligations (including but not limited to Service Fee) hereunder that have expired on or before the date of termination or expiration, nor shall it release either party from any liability for breach of contract that has occurred before the termination of this Agreement. The Service Fee payable before the termination or expiration of this Agreement shall be paid by Party B to Party A within fifteen (15) business days from the date of termination.

7.	Liability for Breach

7.1

Unless otherwise agreed in other terms hereof, if either Party (the “Breaching Party”) fails to perform its obligations hereunder or otherwise breach this Agreement, the other Party (the “Affected Party”) may: (a) send a written notice to the Breaching Party, stating the nature and extent of the breach and require the Breaching Party to cure the breach at its own expense within a reasonable period specified in the notice (the “Cure Period”). If the Breaching Party fails to cure the breach within the Cure Period, the Affected Party shall be entitled to require the Breaching Party to assume all liabilities caused by its breach and compensate the Affected Party for all actual economic losses, including but not limited to attorney fees, litigation or arbitration fees incurred related to litigation or arbitration proceedings in connection with such breach. In addition, the Affected Party shall be entitled to require the Breaching Party to perform its obligations hereunder, and the Affected Party shall be entitled to request relevant arbitration institution or court to order the actual performance and/or enforcement of the provisions hereof; (b) terminate this Agreement, and require the Breaching Party to assume all liabilities caused by its breach, and pay all damages; or (c) enjoy the priority to get compensated from the proceeds obtained from the conversion of the pledged equity into money, or the auction or sales of the pledged equity in accordance with the Equity Interest Pledge Agreement signed by and among both Parties and the existing shareholders of Party B at the date hereof, and require the Breaching Party to bear all losses caused thereby. The exercise of the said remedy by the Affected Party shall not affect its exercise of other remedies in accordance with this Agreement and relevant laws.

7.2

The Parties agree and acknowledge that, unless otherwise required by the Laws of China, if Party B is the Breaching Party, the Affected Party is entitled to unilaterally terminate this Agreement immediately and demand damages from the Breaching Party. If Party A is the Breaching Party, Party B shall exempt Party A’ liability of for damages. Unless otherwise stipulated by the Laws of China, Party B is not entitled to unilaterally terminate or rescind this Agreement in any case.

8.	Governing Law, Dispute Settlement and Change of Laws

8.1	The execution, validity, interpretation, performance, amendment and termination hereof or hereto, and disputes settlement hereunder shall be governed by the Laws of China.

8.2

In case of any dispute arising from the interpretation and performance hereof, both Parties shall settle the dispute through negotiation in good faith. If the Parties fail to reach an agreement on the settlement of such dispute within thirty (30) days after the request of either Party through negotiation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the applicable arbitration rules at that time. The arbitration shall be conducted in Beijing and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon both Parties. The arbitral tribunal may decide the compensation by the equity interests, assets or property interests of Party B for the losses caused by Party A due to the breach of contract by other Party hereto, or order the compulsory relief or bankruptcy of Party B in respect of the relevant business or compulsory transfer of assets. After the arbitration award becomes effective, either Party shall apply to the court with jurisdiction for enforcement of the arbitration award. When necessary, the arbitration institution is entitled to immediately stop the breach of contract by the Breaching Party before making the final award on the disputes between the Parties, or decide that the Breaching Party not conduct any action that may cause further losses of Party A.

8.3

In the event of any dispute arising from the interpretation, modification, supplement or performance hereof or hereto, or any dispute being arbitrated, except for the matters in dispute, the Parties hereto shall continue to exercise their respective rights and perform their respective obligations hereunder.

8.4

If, at any time after the date hereof, any laws, regulations and rules of China is enacted or changed, or any of their interpretation or application is changed, the following provisions shall apply: to the extent permitted by the Laws of China, (a) if the changed law or enacted provision is more favorable to either Party than the relevant laws, regulations, decrees or provisions in force on the date hereof (and the other Party is not adversely affected), both Parties shall promptly apply for and make their best efforts to obtain the benefits arising from such changes or new regulations; or (b) if the changed law or enacted provision has adversely affected the rights and interests of either Party, whether directly or indirectly, this Agreement shall continue to be executed in accordance with the original terms. The Parties shall adopt all lawful means to obtain exemptions from compliance with such changes or provisions. If the adverse effect on the economic interests of either party cannot be solved in accordance with the provisions hereof, after the Affected Party notifies the other Party, both Parties shall consult and make all necessary modifications hereto in a timely manner to maintain the economic interests of the Affected Party hereunder.

9.	Force Majeure

9.1

“Force Majeure” refers to any unforeseeable, unavoidable and insurmountable event that renders either Party’s failure to perform any part or all of its obligations hereunder, including but not limited to earthquake, typhoon, flood, war, strike, riot, act of government, change of laws or other applicable changes.

9.2

In case of any Force Majeure event, the obligations of any Party affected by the Force Majeure hereunder shall be automatically suspended during the delay period, and its performance period shall be automatically extended. The extended period shall be the suspension period, during which the Party shall not be punished or liable. In the event of a Force Majeure, both Parties shall immediately consult to seek a just solution and shall make all reasonable efforts to minimize the effect of Force Majeure.

10.	Indemnity

Party B shall indemnify and hold Party A harmless from any loss, damage, liability or expense incurred to Party A resulting from any litigation, claim or other demand against Party A due to the consultation and Services provided by Party A at the request of Party B, unless such loss, damage, liability or expense is caused by gross negligence or intentional misconduct of Party A.

11.	Notice

11.1

All notices and other communications required or permitted hereunder shall be delivered by hand or by prepaid registered mail, commercial express service or fax to the address and fax number of such Party as set forth in Appendix I hereto. Each notice shall be accompanied by a confirmation sent by e-mail. Under the following circumstances the notice is deemed to be validly served:

(1)	If the notice is given by hand delivery, courier service or prepaid registered mail, it shall be deemed to have been given on the date of receipt or rejection at the designated addressee.

(2)	If the notice is given by fax, it shall be deemed to have been given on the date of successful transmission (as evidenced by the automatically generated transmission confirmation).

11.2	Either Party may change its contact address, fax and/or email address at any time by giving notice to the other Party in accordance with this Article.

12.	Transfer

12.1	Without prior written consent of Party A, Party B shall not transfer its rights and obligations hereunder to any third party.

12.2	Party B agrees that Party A may transfer its rights and obligations hereunder to any third party by giving prior written notice to Party B without the consent of Party B.

13.	Severability

If one or more provisions hereof are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any way. Both Parties shall replace an invalid, illegal or unenforceable agreement with a valid one through the sincerity consultations and to the fullest extent permitted by law. The economic effect of such valid agreement shall be as similar as possible to that of the invalid, illegal or unenforceable agreement.

14.	Amendment and Supplement

14.1

Any amendment or supplement hereto shall be made in writing. The amended or supplementary agreement signed by both Parties in connection with this Agreement shall constitute an integral part of, and have the same legal effect as, this Agreement.

14.2

If relevant stock exchange or other regulatory authority with jurisdiction proposes any amendment hereto, or relevant stock exchange listing rules or other relevant provisions, rules, codes or guidelines require the amendment hereto, the Parties shall amend this Agreement accordingly.

15.	Counterpart

This Agreement is made in quadruplicate (4), with each Party holding two of them which shall have the same legal effect.

16.	Miscellaneous

16.1

This Agreement (except for any of its amendment, supplement or modification made in writing after the date hereof) shall constitute an entire agreement between the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written negotiations, representations and contracts with respect to the subject matter hereof.

16.2	This Agreement shall be binding upon the respective successors and permitted transferees of the Parties.

16.3

Either Party may waive its rights hereunder, but such waiver must be made in writing and signed by both Parties. A waiver by either Party in respect of a breach by another Party in one case shall not be deemed to be a waiver by such party in respect of a similar breach in any other case.

16.4	The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meaning of any provision of this Agreement.

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(This is the signature page of the Exclusive Business Cooperation Agreement only)

IN WITNESS WHEREOF, this Exclusive Business Cooperation Agreement has been executed by both Parties on the date and at the place first written above.

Beijing Quhuo Information Technology Co., Ltd. (Seal)

Signature: /s/ Yiyang Yu

Name: Yiyang Yu

Title: Legal Representative

Beijing Quhuo Technology Co., Ltd. (Seal)

Signature: /s/ Leslie Yu

Name: Leslie Yu

Title: Legal Representative

Appendix I

For the purpose of notification, the contact information of both Parties is as follows:

Party A: Beijing Quhuo Information Technology Co., Ltd.

Address: [REDACTED]

Phone: [REDACTED]

Party B: Beijing Quhuo Technology Co., Ltd.

Address: [REDACTED]

Phone: [REDACTED]